Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for Fourth Quarter and Full Year 2021 and Announces a Definitive Agreement to Divest Tripwire

St. Louis, Missouri – February 9, 2022 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal fourth quarter and full year 2021 results for the period ended December 31, 2021. The Company also announced a definitive agreement to divest its Tripwire cybersecurity business (“Tripwire”).

Fourth Quarter 2021
Revenues for the quarter totaled $638.9 million, increasing $140.4 million, or 28%, compared to $498.5 million in the year-ago period. Net loss was ($51.6) million, compared to net income of $15.8 million in the year-ago period. Net loss included a $131.2 million non-cash impairment charge related to Tripwire. Net loss as a percentage of revenue was (8.1%) compared to 3.2% in the year-ago period. EPS totaled ($1.15), compared to $0.35 in the fourth quarter 2020.

Adjusted revenues for the quarter totaled $637.6 million. Adjusted EBITDA was $101.3 million, increasing $27.3 million, or 37%, compared to $74.0 million in the year-ago period. Adjusted EBITDA margin was 15.9%, compared to 14.8% in the year-ago period. Adjusted EPS was $1.32, increasing 47% compared to $0.90 in the fourth quarter 2020. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “We delivered another outstanding quarter with strong growth in total revenues, EPS and cash flow. Our team continues to execute very well in a challenging operating environment, driving 21% organic growth and solid margin expansion. We are prioritizing organic growth while cultivating acquisitions that add innovative new technologies. Subsequent to quarter end, we completed the acquisition of Macmon Secure GmbH for $43 million. Macmon adds important new capabilities to our industry-leading industrial networking solutions.”

Full Year 2021
Revenues for the year totaled $2.408 billion, increasing $545.4 million, or 29%, compared to $1.863 billion in the full year 2020. Net income was $62.5 million, compared to $54.4 million in 2020. Net income as a percentage of revenue was 2.6% compared to 2.9% in 2020. EPS totaled $1.37, compared to $1.21 in 2020.

Adjusted revenues for the year also totaled $2.408 billion. Adjusted EBITDA was $375.5 million, increasing $126.3 million, or 51%, compared to $249.2 million in 2020. Adjusted EBITDA margin was 15.6%, compared to 13.4% in 2020. Adjusted EPS was $4.78, increasing 74% compared to $2.75 in 2020.

Mr. Vestjens remarked, “2021 was an exceptional year for Belden that was highlighted by meaningful recovery in our end markets, significant progress on our organic growth strategies, and successful management of inflationary pressures and supply chain challenges. Full year revenues increased 20% on an organic basis, resulting in robust margin expansion and EPS growth. During the year we generated solid cash flow growth and further strengthened our balance sheet, reducing net leverage from 4.0x to 2.1x.”

Tripwire Divestiture
The Company today also announced that it has signed a definitive agreement to divest Tripwire for $350 million in cash. The transaction is expected to close in the first quarter 2022. Under the terms of the agreement, Belden will act as an exclusive reseller of Tripwire’s industrial cybersecurity solutions.

Tripwire’s full year 2021 revenues were $107 million with an EPS contribution of $0.03 excluding asset impairments and amortization of intangibles. Belden had year-end 2021 net leverage of 2.1x, or 1.2x pro forma for this transaction, providing significant financial flexibility.

Roel Vestjens, President and CEO of Belden Inc., said, “This is an important transaction that will enable Belden and Tripwire to more effectively execute their strategic growth plans. We are pleased to monetize the business while maintaining a preferred commercial relationship with Tripwire that will allow us to continue providing integrated cybersecurity solutions to our customers in industrial end markets. I would like to thank the entire Tripwire team for their significant contributions to Belden and wish them every success going forward.”

Outlook
“We entered 2022 with significant momentum in our business. Our strategic growth initiatives are gaining traction, and I am encouraged by our recent order rates and execution. Our transformed portfolio is aligned with the favorable secular trends in industrial automation, broadband & 5G, and smart buildings. I am optimistic about our ability to drive solid and sustainable organic growth, and compelling returns for our shareholders,” said Mr. Vestjens.

For the full year 2021, adjusted revenues and EPS excluding Tripwire were $2.301 billion and $4.75, respectively. The outlook for 2022 represents results from continuing operations, which is expected to exclude Tripwire. The Company expects first quarter 2022 revenues to be $558 - $573 million, EPS to be $0.76 - $0.86 and adjusted EPS to be $1.03 - $1.13. For the full year ending December 31, 2022, the Company expects revenues to be $2.390 - $2.440 billion, EPS to be $4.10 - $4.45 and adjusted EPS to be $5.00 - $5.35.

Earnings Conference Call
Management will host a conference call today at 8:30 am ET to discuss results of the quarter and the Tripwire divestiture. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-220-8451, with confirmation code 3170682. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)
All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively.

Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

	(In thousands, except per share data)
Revenues	$638,910	$498,540	$2,408,100	$1,862,716
Cost of sales	(410,703)	(323,284)	(1,553,738)	(1,199,427)
Gross profit	228,207	175,256	854,362	663,289
Selling, general and administrative expenses	(121,652)	(91,059)	(426,335)	(366,188)
Research and development expenses	(29,787)	(25,663)	(124,660)	(107,296)
Amortization of intangibles	(9,601)	(16,089)	(38,346)	(64,395)
Goodwill and other asset impairment	(131,178)	—	(140,461)	—
Operating income (loss)	(64,011)	42,445	124,560	125,410
Interest expense, net	(16,055)	(15,700)	(62,695)	(58,888)
Non-operating pension benefit (cost)	1,355	(2,474)	4,476	(395)
Gain on sale of note receivable	27,036	—	27,036	—
Loss on debt extinguishment	—	—	(5,715)	—
Income (loss) from continuing operations before taxes	(51,675)	24,271	87,662	66,127
Income tax benefit (expense)	102	(8,501)	(25,205)	(11,724)
Income (loss) from continuing operations	(51,573)	15,770	62,457	54,403
Gain (loss) from discontinued operations, net of tax	—	3,882	—	(99,513)
Gain (loss) on disposal of discontinued operations, net of tax	1,860	(12,691)	1,860	(9,948)
Net income (loss)	(49,713)	6,961	64,317	(55,058)
Less: Net income attributable to noncontrolling interest	56	25	392	104
Net income (loss) attributable to Belden stockholders	$(49,769)	$6,936	$63,925	$(55,162)

Weighted average number of common shares and equivalents:
Basic	44,927	44,620	44,802	44,778
Diluted	45,729	44,848	45,361	44,937

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$(1.15)	$0.35	$1.39	$1.21
Discontinued operations	—	0.09	—	(2.22)
Disposal of discontinued operations	0.04	(0.28)	0.04	(0.22)
Net income (loss)	$(1.11)	$0.16	$1.43	$(1.23)

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$(1.15)	$0.35	$1.37	$1.21
Discontinued operations	—	0.09	—	(2.22)
Disposal of discontinued operations	0.04	(0.28)	0.04	(0.22)
Net income (loss)	$(1.11)	$0.15	$1.41	$(1.23)

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended December 31, 2021
Segment Revenues	$294,312	$343,246	$637,558
Segment EBITDA	39,705	60,270	99,975
Segment EBITDA margin	13.5%	17.6%	15.7%
Depreciation expense	5,609	6,134	11,743
Amortization of intangibles	4,393	5,208	9,601
Amortization of software development intangible assets	22	792	814
Severance, restructuring, and acquisition integration costs	6,044	5,309	11,353
Adjustments related to acquisitions and divestitures	—	(750)	(750)
Goodwill and other asset impairment	—	131,178	131,178

For the three months ended December 31, 2020
Segment Revenues	$227,731	$270,809	$498,540
Segment EBITDA	26,140	47,259	73,399
Segment EBITDA margin	11.5%	17.5%	14.7%
Depreciation expense	5,447	5,954	11,401
Amortization of intangibles	5,396	10,693	16,089
Amortization of software development intangible assets	61	515	576
Severance, restructuring, and acquisition integration costs	1,410	1,400	2,810

For the twelve months ended December 31, 2021
Segment Revenues	$1,074,426	$1,333,674	$2,408,100
Segment EBITDA	143,236	227,946	371,182
Segment EBITDA margin	13.3%	17.1%	15.4%
Depreciation expense	21,594	24,346	45,940
Amortization of intangibles	17,595	20,751	38,346
Amortization of software development intangible assets	94	2,806	2,900
Severance, restructuring, and acquisition integration costs	13,800	10,092	23,892
Adjustments related to acquisitions and divestitures	(6,828)	1,792	(5,036)
Goodwill and other asset impairment	—	140,461	140,461

For the twelve months ended December 31, 2020
Segment Revenues	$872,415	$990,301	$1,862,716
Segment EBITDA	99,333	147,626	246,959
Segment EBITDA margin	11.4%	14.9%	13.3%
Depreciation expense	20,655	21,815	42,470
Amortization of intangibles	21,662	42,733	64,395
Amortization of software development intangible assets	245	1,576	1,821
Severance, restructuring, and acquisition integrations costs	7,720	4,538	12,258
Adjustments related to acquisitions and divestitures	125	—	125

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

	(In thousands)
Total Segment Revenues	$637,558	$498,540	$2,408,100	$1,862,716
Adjustments related to acquisitions	1,352	—	—	—
Consolidated Revenues	$638,910	$498,540	$2,408,100	$1,862,716

Total Segment EBITDA	$99,975	$73,399	$371,182	$246,959
Total non-operating pension benefit (cost)	1,355	(2,474)	4,476	(395)
Non-operating pension settlement loss	—	3,153	—	3,153
Eliminations	(47)	(78)	(119)	(480)
Consolidated Adjusted EBITDA (1)	101,283	74,000	375,539	249,237
Goodwill and other asset impairment	(131,178)	—	(140,461)	—
Interest expense, net	(16,055)	(15,700)	(62,695)	(58,888)
Depreciation expense	(11,743)	(11,401)	(45,940)	(42,470)
Severance, restructuring, and acquisition integration costs	(11,353)	(2,810)	(23,892)	(12,258)
Amortization of intangibles	(9,601)	(16,089)	(38,346)	(64,395)
Amortization of software development intangible assets	(814)	(576)	(2,900)	(1,821)
Loss on debt extinguishment	—	—	(5,715)	—
Non-operating pension settlement loss	—	(3,153)	—	(3,153)
Adjustments related to acquisitions and divestitures	750	—	5,036	(125)
Gain on sale of note receivable	27,036	—	27,036	—
Income from continuing operations before taxes	$(51,675)	$24,271	$87,662	$66,127

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$643,757	$501,994
Receivables, net	412,217	296,817
Inventories, net	345,354	247,298
Other current assets	65,700	52,289
Total current assets	1,467,028	1,098,398
Property, plant and equipment, less accumulated depreciation	349,814	368,620
Operating lease right-of-use assets	79,464	54,787
Goodwill	1,152,472	1,251,938
Intangible assets, less accumulated amortization	301,696	287,071
Deferred income taxes	32,321	29,536
Other long-lived assets	34,882	49,384
	$3,417,677	$3,139,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$384,223	$244,120
Accrued liabilities	334,316	276,641
Total current liabilities	718,539	520,761
Long-term debt	1,459,991	1,573,726
Postretirement benefits	120,997	160,400
Deferred income taxes	59,990	38,400
Long-term operating lease liabilities	67,225	46,398
Other long-term liabilities	34,853	42,998
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	833,627	823,605
Retained earnings	505,717	450,876
Accumulated other comprehensive loss	(70,566)	(191,851)
Treasury stock	(313,994)	(332,552)
Total Belden stockholders’ equity	955,287	750,581
Noncontrolling interests	795	6,470
Total stockholders’ equity	956,082	757,051
	$3,417,677	$3,139,734

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$64,317	$(55,058)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	87,988	108,687
Goodwill and other asset impairment	140,461	113,007
Share-based compensation	24,871	20,030
Loss on debt extinguishment	5,715	—
Deferred income tax expense (benefit)	3,575	(19,410)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(119,012)	70,707
Inventories	(92,984)	(8,507)
Accounts payable	135,666	(43,567)
Accrued liabilities	61,241	7,374
Income taxes	(6,448)	(22,823)
Other assets	(12,693)	2,018
Other liabilities	(20,642)	906
Net cash provided by operating activities	272,055	173,364
Cash flows from investing activities:
Capital expenditures	(90,982)	(90,215)
Cash from (used for) business acquisitions, net of cash acquired	(73,340)	590
Purchase of intangible assets	(3,650)	—
Proceeds from disposal of tangible assets	30,234	3,161
Proceeds from disposal of businesses, net of cash sold	45,735	54,821
Net cash used for investing activities	(92,003)	(31,643)
Cash flows from financing activities:
Payments under borrowing arrangements	(360,304)	(190,000)
Cash dividends paid	(9,056)	(9,029)
Debt issuance costs paid	(8,173)	—
Withholding tax payments for share-based payment awards	(5,570)	(1,388)
Payments under financing lease obligations	(3,151)	(194)
Payments to noncontrolling interest holders	(2,682)	—
Payments under share repurchase program	—	(35,000)
Payment of earnout consideration	—	(29,300)
Borrowings under credit arrangements	356,010	190,000
Net cash used for financing activities	(32,926)	(74,911)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(5,363)	9,299
Increase in cash and cash equivalents	141,763	76,109
Cash and cash equivalents, beginning of period	501,994	425,885
Cash and cash equivalents, end of period	$643,757	$501,994
For the year ended December 31, 2020, the Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

	(In thousands, except percentages and per share amounts)
GAAP revenues	$638,910	$498,540	$2,408,100	$1,862,716
Adjustments related to acquisitions	(1,352)	—	—	—
Adjusted revenues	$637,558	$498,540	$2,408,100	$1,862,716

GAAP gross profit	$228,207	$175,256	$854,362	$663,289
Severance, restructuring, and acquisition integration costs	7,002	482	11,308	704
Amortization of software development intangible assets	814	576	2,900	1,821
Adjustments related to acquisitions and divestitures	(1,352)	—	2,349	125
Adjusted gross profit	$234,671	$176,314	$870,919	$665,939

GAAP gross profit margin	35.7%	35.2%	35.5%	35.6%
Adjusted gross profit margin	36.8%	35.4%	36.2%	35.8%
GAAP selling, general and administrative expenses	$(121,652)	$(91,059)	$(426,335)	$(366,188)
Severance, restructuring, and acquisition integration costs	4,351	2,328	12,584	11,554
Adjustments related to acquisitions and divestitures	602	—	(7,385)	—
Adjusted selling, general and administrative expenses	$(116,699)	$(88,731)	$(421,136)	$(354,634)

GAAP and adjusted research and development expenses	$(29,787)	$(25,663)	$(124,660)	$(107,296)
GAAP income (loss) from continuing operations	$(51,573)	$15,770	$62,457	$54,403
Interest expense, net	16,055	15,700	62,695	58,888
Income tax expense (benefit)	(102)	8,501	25,205	11,724
Gain on sale of note receivable	(27,036)	—	(27,036)	—
Loss on debt extinguishment	—	—	5,715	—
Non-operating pension settlement loss	—	3,153	—	3,153
Total non-operating adjustments	(11,083)	27,354	66,579	73,765
Goodwill and other asset impairment	131,178	—	140,461	—
Severance, restructuring, and acquisition integration costs	11,353	2,810	23,892	12,258
Amortization of intangible assets	9,601	16,089	38,346	64,395
Amortization of software development intangible assets	814	576	2,900	1,821
Adjustments related to acquisitions and divestitures	(750)	—	(5,036)	125
Total operating income adjustments	152,196	19,475	200,563	78,599
Depreciation expense	11,743	11,401	45,940	42,470
Adjusted EBITDA	$101,283	$74,000	$375,539	$249,237

GAAP income (loss) from continuing operations margin	(8.1)%	3.2%	2.6%	2.9%
Adjusted EBITDA margin	15.9%	14.8%	15.6%	13.4%
GAAP income (loss) from continuing operations	$(51,573)	$15,770	$62,457	$54,403
Less: Net income attributable to noncontrolling interest	56	25	392	104
GAAP net income (loss) from continuing operations attributable to Belden stockholders	$(51,629)	$15,745	$62,065	$54,299

GAAP income (loss) from continuing operations	$(51,573)	$15,770	$62,457	$54,403
Plus: Operating income adjustments from above	152,196	19,475	200,563	78,599
Plus: Loss on debt extinguishment	—	—	5,715	—
Plus: Non-operating pension settlement loss	—	3,153	—	3,153
Less: Gain on sale of note receivable	27,036	—	27,036	—
Less: Net income attributable to noncontrolling interest	56	25	392	104
Less: Tax effect of adjustments above	13,363	(2,172)	24,365	12,515
Adjusted net income from continuing operations attributable to Belden stockholders	$60,168	$40,545	$216,942	$123,536
GAAP income (loss) from continuing operations per diluted share attributable to Belden stockholders	$(1.15)	$0.35	$1.37	$1.21
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.32	$0.90	$4.78	$2.75

GAAP diluted weighted average shares	44,927	44,848	45,361	44,937
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	802	—	—	—
Adjusted diluted weighted average shares	45,729	44,848	45,361	44,937

	Three Months Ended				Twelve Months Ended
	April 4, 2021	July 4, 2021	October 3, 2021	December 31, 2021	December 31, 2021	December 31, 2020

	(In thousands, except percentages and per share amounts)
GAAP revenues	$536,381	$601,974	$630,835	$638,910	$2,408,100	$1,862,716
Adjustments related to acquisitions	—	849	503	(1,352)	—	—
Less: Tripwire revenues	27,698	$26,117	$26,074	$26,951	$106,840	$110,524
Adjusted revenues excluding Tripwire	$508,683	$576,706	$605,264	$610,607	$2,301,260	$1,752,192

GAAP gross profit	$191,344	$211,535	$223,276	$228,207	$854,362	$663,289
Severance, restructuring, and acquisition integration costs	260	1,103	2,943	7,002	11,308	704
Amortization of software development intangible assets	689	607	790	814	2,900	1,821
Adjustments related to acquisitions and divestitures	816	1,995	890	(1,352)	2,349	125
Less: Tripwire gross profit	22,441	20,466	20,255	20,678	83,840	88,630
Adjusted gross profit excluding Tripwire	$170,668	$194,774	$207,644	$213,993	$787,079	$577,309

GAAP gross profit margin	35.7%	35.1%	35.4%	35.7%	35.5%	35.6%
Adjusted gross profit margin excluding Tripwire	33.6%	33.8%	34.3%	35.0%	34.2%	32.9%

GAAP selling, general and administrative expenses	$(91,453)	$(105,554)	$(107,676)	$(121,652)	$(426,335)	$(366,188)
Severance, restructuring, and acquisition integration costs	4,911	1,937	1,385	4,351	12,584	11,554
Adjustments related to acquisitions and divestitures	(7,191)	(83)	(713)	602	(7,385)	—
Less: Tripwire selling, general and administrative expenses	(10,819)	(11,984)	(12,339)	(13,142)	(48,284)	(42,629)
Adjusted selling, general and administrative expenses excluding Tripwire	$(82,914)	$(91,716)	$(94,665)	$(103,557)	$(372,852)	$(312,005)

GAAP research and development expenses	$(31,500)	$(30,922)	$(32,451)	$(29,787)	$(124,660)	$(107,296)
Less: Tripwire research and development expenses	(8,888)	(8,659)	(9,216)	(7,670)	(34,433)	(34,276)
Adjusted research and development expenses excluding Tripwire	$(22,612)	$(22,263)	$(23,235)	$(22,117)	$(90,227)	$(73,020)

GAAP income (loss) from continuing operations	$28,741	$43,972	$41,317	$(51,573)	$62,457	$54,403
Interest expense, net	15,511	14,878	16,251	16,055	62,695	58,888
Income tax expense (benefit)	7,880	8,552	8,875	(102)	25,205	11,724
Gain on sale of note receivable	—	—	—	(27,036)	(27,036)	—
Loss on debt extinguishment	—	—	5,715	—	5,715	—
Non-operating pension settlement loss	—	—	—	—	—	3,153
Total non-operating adjustments	23,391	23,430	30,841	(11,083)	66,579	73,765

Goodwill and other asset impairment	6,996	—	2,287	131,178	140,461	—
Severance, restructuring, and acquisition integration costs	5,171	3,040	4,328	11,353	23,892	12,258
Amortization of intangible assets	9,947	9,102	9,696	9,601	38,346	64,395
Amortization of software development intangible assets	689	607	790	814	2,900	1,821
Adjustments related to acquisitions and divestitures	(6,375)	1,912	177	(750)	(5,036)	125
Total operating income adjustments	16,428	14,661	17,278	152,196	200,563	78,599
Depreciation expense	11,560	11,367	11,270	11,743	45,940	42,470
Adjusted EBITDA	80,120	93,430	100,706	101,283	375,539	249,237
Less: Tripwire adjusted EBITDA	3,567	532	(616)	507	3,990	14,875
Adjusted EBITDA excluding Tripwire	$76,553	$92,898	$101,322	$100,776	$371,549	$234,362

GAAP income (loss) from continuing operations margin	5.4%	7.3%	6.5%	(8.1)%	2.6%	2.9%
Adjusted EBITDA margin excluding Tripwire	15.0%	16.1%	16.7%	16.5%	16.1%	13.4%

GAAP income (loss) from continuing operations	$28,741	$43,972	$41,317	$(51,573)	$62,457	$54,403
Less: Net income attributable to noncontrolling interest	75	208	53	56	392	104
GAAP net income (loss) from continuing operations attributable to Belden stockholders	$28,666	$43,764	$41,264	$(51,629)	$62,065	$54,299

	Three Months Ended				Twelve Months Ended
	April 4, 2021	July 4, 2021	October 3, 2021	December 31, 2021	December 31, 2021	December 31, 2020

	(In thousands, except percentages and per share amounts)
GAAP income (loss) from continuing operations	$28,741	$43,972	$41,317	$(51,573)	$62,457	$54,403
Plus: Operating income adjustments from above	16,428	14,661	17,278	152,196	200,563	78,599
Plus: Loss on debt extinguishment	—	—	5,715	—	5,715	—
Plus: Non-operating pension settlement loss	—	—	—	—	—	3,153
Less: Gain on sale of note receivable	—	—	—	27,036	27,036	—
Less: Net income attributable to noncontrolling interest	75	208	53	56	392	104
Less: Tax effect of adjustments above	2,688	3,676	4,638	13,363	24,365	12,515
Less: Tripwire adjusted net income (loss)	2,042	(337)	(972)	715	1,448	10,374
Adjusted net income from continuing operations attributable to Belden stockholders excluding Tripwire	$40,364	$55,086	$60,591	$59,453	$215,494	$113,162

GAAP income (loss) from continuing operations per diluted share attributable to Belden stockholders	$0.64	$0.97	$0.91	$(1.15)	$1.37	$1.21
Adjusted income from continuing operations excluding Tripwire per diluted share attributable to Belden stockholders	$0.90	$1.22	$1.33	$1.30	$4.75	$2.52

GAAP diluted weighted average shares	45,045	45,262	45,425	44,927	45,361	44,937
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	—	—	—	802	—	—
Adjusted diluted weighted average shares	45,045	45,262	45,425	45,729	45,361	44,937

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

	(In thousands)
GAAP net cash provided by operating activities	$170,136	$134,675	$272,055	$173,364
Capital expenditures, net of proceeds from the disposal of tangible assets	(8,428)	(33,335)	(60,748)	(87,054)
Non-GAAP free cash flow	$161,708	$101,340	$211,307	$86,310

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2022 Guidance

	Year Ended	Three Months Ended
	December 31, 2022	April 3, 2022

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$4.10 - $4.45	$0.76 - $0.86
Amortization of intangible assets	0.59	0.16
Severance, restructuring, and acquisition integration costs	0.31	0.11
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$5.00 - $5.35	$1.03 - $1.13

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the first quarter and full-year 2022, the Tripwire divestiture, and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the impact of a challenging global economy or a downturn in served markets; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials, particularly given the recent increase in inflation and the financial impact if we are not able to pass through cost increases to customers; the impact of the recent disruptions in the global supply chain, including the inability to obtain components in sufficient quantities on commercially reasonable terms; the competitiveness of the global markets in which we operate; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased influence of chief information officers on purchasing decisions; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Quarterly Report on Form 10-Q for the period ended July 4, 2021, filed with the SEC on August 9, 2021. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of audio, video and data needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com